UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) Appointment of Steven D. Metzger as President and Chief Operating Officer

On January 16, 2026, Carriage Services, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed, effective as of February 2, 2026, Steven D. Metzger, age 47, to serve as the Company’s President and Chief Operating Officer. Mr. Metzger’s appointment is in connection with certain executive leadership changes and appointments announced by the Company to better align with the Company’s business strategy.

Mr. Metzger joined the Company in May 2018 and has served as the Company’s President and Secretary since June 2023. Prior to that, he served as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Secretary from June 2021 until his promotion in June 2023. Prior to joining Carriage, Mr. Metzger served as Senior Vice President, General Counsel and Secretary for a publicly traded company in the restaurant industry. Prior to that, he spent seven years with Service Corporation International (“SCI”) where he served in various leadership roles including Managing Counsel for the Legal Department and Chief Compliance Officer for SCI’s registered investment advisor. Mr. Metzger began his career as a litigator at a Houston law firm and received both his B.A. in Government and his Juris Doctorate from the University of Texas at Austin.

There are no new compensatory arrangements entered into with Mr. Metzger in connection with his appointment as the Company’s President and Chief Operating Officer. Mr. Metzger does not have any family relationships with any executive officer or director of the Company, and there are no related transactions between Mr. Metzger and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with his appointment. The appointment of Mr. Metzger to serve as President and Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person.

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 16, 2026, the Company issued a press release announcing certain executive leadership changes and appointments. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference therein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 of this Current Report on Form 8-K and the exhibit furnished hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
The following are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release of Carriage Services, Inc. dated January 16, 2026
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: January 16, 2026	By:	/s/ John Enwright
John Enwright
Senior Vice President, Chief Financial Officer and Treasurer